Exhibit 15.1

FRAMEWORK ACT ON TELECOMMUNICATIONS

Amended by Act No. 11690 of March 23, 2013, effective March 23, 2013

CHAPTER I GENERAL PROVISIONS

Article 1 (Purpose)

The purpose of this Act is to contribute to the enhancement of the public welfare by managing telecommunications efficiently and stimulating the development of telecommunications by providing basic matters on telecommunications.

Article 2 (Definitions)

The definitions of the terms as used in this Act shall be as follows:

1. The term “telecommunications” means transmission or reception of code, words, sound or image through wired, wireless, optic, and other electro-magnetic processes;

2. The term “telecommunications facilities and equipment” means machinery, appliances, lines for telecommunications, and other facilities necessary for telecommunications;

3. The term “telecommunications line facilities and equipment” means the facilities and equipment which constitute communications channels between sending and receiving points for telecommunications among the telecommunications facilities and equipment, and the transmission and line facilities and equipment, with the exchange facilities installed as one body of the transmission and line facilities, and all facilities attached thereto;

4. The term “telecommunications business facilities and equipment” means the telecommunications facilities and equipment to be provided for telecommunications businesses;

5. The term “private telecommunications facilities and equipment” means the telecommunications facilities and equipment other than the telecommunications business facilities and equipment, installed by an individual to be used for his own telecommunications;

6. The term “telecommunications equipments” means apparatus, machinery, parts or line equipments, etc. used by the telecommunications facilities and equipment;

7. The term “telecommunications service” means services that mediate a third party’s communication through the telecommunications facilities and equipment or to provide the telecommunications facilities and equipment for the third party’s telecommunications; and

8. The term “telecommunications business” means a business that provides telecommunications services.

Article 3 (Supervision of Telecommunications)

The matters concerning telecommunications shall be governed by Minister of Science, ICT, and Future Planning, except the ones stipulated specifically by this Act or other Acts. <Amended on Dec. 30, 1996, Feb. 29, 2008, March 23, 2013>

Article 4 (Government Policies)

Minister of Science, ICT, and Future Planning shall devise basic and comprehensive government policies concerning telecommunications to attain the purpose of this Act. <Amended on Dec. 30, 1996, Feb. 29, 2008, March 23, 2013>

Article 5 (Establishment of Basic Telecommunications Plans)

(1) Minister of Science, ICT, and Future Planning shall establish and publicly notify basic telecommunications plans (hereinafter referred to as the “basic plan”) for smooth development of telecommunications and the promotion of the information society. <Amended on Dec. 30, 1996, Feb. 29, 2008, March 23, 2013>

(2) The following matters shall be included in the basic plan of paragraph (1):

1. Matters concerning utilization efficiency of telecommunications;

2. Matters concerning maintenance of telecommunications order;

3. Matters concerning telecommunications business;

4. Matters concerning telecommunications facilities and equipment;

5. Matters concerning promotion of telecommunications technology (including technology about telecommunications construction; hereinafter the same shall apply); and

6. Other basic matters concerning telecommunications.

(3) Minister of Science, ICT, and Future Planning shall consult in advance with the heads of administrative agencies concerned, when establishing the basic plan for the matters of paragraph (2) 4 and 5 of this Article. <Amended on Dec. 30, 1996, Feb. 29, 2008, March 23, 2013>

Article 6 Deleted <May 21, 2009>

Article 7 (Classification of Telecommunications Business Operator)

The telecommunications business operator shall be classified as the key communications business operator, the special communications business operator and the value-added communications business operator pursuant to the Telecommunications Business Act. <Amended on Aug. 28, 1997>

[This Article Wholly Amended by Act No. 4905, Jan. 5, 1995]

CHAPTER II Deleted <May 22, 2009> <May 22, 2009>

Article 8 Deleted <May 22, 2009>

Article 9 Deleted <May 22, 2009>

Article 10 Deleted <May 22, 2009>

Article 11 Deleted <May 22, 2009>

Article 12 Deleted <May 22, 2009>

Article 13 Deleted <May 22, 2009>

Article 14 Deleted <Dec. 30, 1996>

Article 15 Deleted <Dec. 30, 1996>

Article 15-2 Deleted <Jan. 29, 1999>

CHAPTER III Deleted <March 22, 2010> <March 22, 2010>

SECTION 1 Deleted <March 22, 2010> <March 22, 2010>

Article 16 Deleted <March 22, 2010>

Article 17 Deleted <March 22, 2010>

Article 18 Deleted <March 22, 2010>

Article 19 Deleted <Dec. 30, 1996>

SECTION 2 Deleted <March 22, 2010> <March 22, 2010>

Article 20 Deleted <March 22, 2010>

Article 21 Deleted <March 22, 2010>

Article 22 Deleted <March 22, 2010>

Article 23 Deleted <March 22, 2010>

Article 24 Deleted <March 22, 2010>

SECTION 3 Deleted <March 22, 2010> <March 22, 2010>

Article 15 Deleted <March 22, 2010>

Article 16 Deleted <March 22, 2010>

Article 17 Deleted <March 22, 2010>

Article 18 Deleted <March 22, 2010>

Article 19 Deleted <March 22, 2010>

Article 20 Deleted <March 22, 2010>

SECTION 4 Deleted <March 22, 2010> <March 22, 2010>

Article 30-2 Deleted <March 22, 2010>

Article 30-3 Deleted <March 22, 2010>

Article 30-4 Deleted <Dec. 26, 2002>

Article 31 Deleted <March 22, 2010>

Article 32 Deleted <March 22, 2010>

CHAPTER IV MANAGEMENT OF TELECOMMUNICATIONS EQUIPMENTS

Article 33 Deleted <July 23, 2010>

Article 33-2 Deleted <July 23, 2010>

Article 33-3 Deleted <July 23, 2010>

Article 34 Deleted <Jan. 28, 2000>

Article 34-2 Deleted <July 23, 2010>

Article 35 Deleted <July 23, 2010>

Article 36 Deleted <July 23, 2010>

CHAPTER V Deleted <Feb. 29, 2008> <Feb. 29, 2008>

Article 37 Deleted <Feb. 29, 2008>

Article 38 Deleted <Feb. 29, 2008>

Article 39 Deleted <Feb. 29, 2008>

Article 40 Deleted <Feb. 29, 2008>

Article 40-2 Deleted <March 22, 2010>

Article 40-3 Deleted <March 22, 2010>

Article 41 Deleted <Feb. 29, 2008>

Article 42 Deleted <Feb. 29, 2008>

Article 43 Deleted <March 22, 2010>

Article 44 Deleted <Feb. 29, 2008>

Article 44-2 Deleted <March 13, 2009>

CHAPTER VI SUPPLEMENTARY PROVISIONS

Article 45 Deleted <March 22, 2010>

Article 45-2 Deleted <July 23, 2010>

Article 46 (Delegation and Entrustment of Authority)

(1)	Part of the authority of Minister of Science, ICT, and Future Planning under this Act may be delegated or commissioned to the head of the related agencies or of the Korea Post under the conditions as prescribed by the Enforcement Decree. <Amended on March 23, 2013>

(2)	Deleted <March 22, 2010>

CHAPTER VII PENAL PROVISIONS

Article 47 (Penal Provisions)

(1) A person who has publicly made a false communication over the telecommunications facilities and equipment for the purpose of harming the public interest shall be punished by imprisonment for not more than five years or by a fine not exceeding fifty million won. <Amended by Act No. 5219, Dec. 30, 1996>

(2) A person who has publicly made a false communication over the telecommunications facilities and equipment for the purpose of benefiting himself or the third party or inflicting damages on the third party shall be punished by imprisonment for not more than three years or by a fine not exceeding thirty million won. <Amended by Act No. 5219, Dec. 30, 1996>

(3) In case where the false communication under paragraph (2) is of a telegraphic remittance, it shall be punished by imprisonment for not more than five years or by a fine not exceeding fifty million won. <Amended by Act No. 5219, Dec. 30, 1996>

(4) When a person engaged in the telecommunications business commits the act under paragraph (1) or (3), he shall be punished by imprisonment for not more than ten years or by a fine not exceeding 100 million won, and in case of committing the act under paragraph (2), he shall be punished by imprisonment for not more than five years or by a fine not exceeding fifty million won. <Amended by Act No. 5219, Dec. 30, 1996>

[Absolute Unconstitutionality, 2008 Hun Ba 157, Dec. 28, 2010, Article 47(1) of Framework Act on Telecommunications (Amended by Act No. 5219, Dec. 30, 1996) violates the constitution.]

Article 48 Deleted <July 23, 2010>

Article 48-2 Deleted <Jan. 16, 2001>

Article 49 Deleted <July 23, 2010>

Article 50 Deleted <Jan. 28, 2000>

Article 51 Deleted <July 23, 2010>

Article 52 Deleted <July 23, 2010>

Article 53 Deleted <July 23, 2010>

ADDENDA <Amended by Act No. 11690, March 23, 2013>

Article 1 (Enforcement Date)

This Act shall enter into force on the date of its promulgation.

Article 2 through Article 5 Omitted

Article 6 (Amendment of Other Laws) (1) through<683> Omitted

<684> (1) The Telecommunications Business Act shall be partly amended as follows:

In Article 3, “the Korea Communications Commission” shall be replaced with “Minister of Science, ICT, and Future Planning”.

In Article 4 and Article 5(1) · (3), “the Korea Communications Commission” shall be replaced with “Minister of Science, ICT, and Future Planning”.

Article 46(1) shall be as follows:

(1)	Part of the authority of Minister of Science, ICT, and Future Planning under this Act may be delegated or commissioned to the head of the related agencies or of the Korea Post under the conditions as prescribed by the Enforcement Decree.

<685> through <710> Omitted

Article 7 Omitted